UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.  Other Events

As previously disclosed, on March 2, 2012, CSC and the U.K. National Health Service (the “NHS”) entered into a non-binding letter of intent (the “letter of intent”) pursuant to which the parties agreed to a set of high-level principles regarding contract scope modifications and value reductions and expressed their mutual intention to enter into a binding interim agreement (the “interim agreement”) reflecting such principles. The letter of intent also included a Lorenzo-related standstill agreement, which expired on June 1, 2012.

On May 31, 2012, CSC and the NHS extended the Lorenzo-related standstill agreement to August 31, 2012.

There can be no assurance that CSC and NHS will enter into the interim agreement or any amendment to the existing agreement or, if the parties do not enter into the interim agreement or an amendment by August 31, 2012, that the Lorenzo-related standstill arrangement will be extended. Likewise, there can be no assurance that if the interim agreement or any amendment are negotiated and entered into, that such documents as finally negotiated will be on terms favorable to CSC or as provided in the letter of intent.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: June 1, 2012	By:	/s/William L. Deckelman, Jr.
William L. Deckelman, Jr.
Vice President and General Counsel